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                                                                    EXHIBIT 10.1

                              SECOND AMENDMENT TO
                   OUTSIDE DIRECTORS' 1996 STOCK OPTION PLAN


     The Outside Directors' 1996 Stock Option Plan (the "Plan") of College Television Network, Inc. (the "Company") (formerly Laser Video Network, Inc.) is hereby amended as follows:


                                       1.

     Section 3(a) of the Plan is amended by deleting the second sentence thereof in its entirety and substituting therefor the following new second sentence:
"Subject to Section 3(b), the aggregate number of shares of Common Stock of the Company which may be transferred pursuant to the Plan shall be 240,000."


                                       2.

     Section 6(b) of the Plan is amended by deleting the second sentence thereof in its entirety and substituting therefor the following new second sentence:
"Each Option granted under the Plan shall contain such vesting terms as determined by the Board and included in the applicable stock option agreement."


                                       3.

     The foregoing amendment shall be effective as of the later of (i) June 3, 1998 or (ii) the date which is 20 days after mailing an Information Statement to Shareholders disclosing the approval of the amendment by the holder of a majority of the outstanding common stock of the Company, in the manner required by Section 14(c) of the Securities Exchange Act of 1934, as amended.

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